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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Sections 13 or 15(d) of the

                        Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                             reported): June 6, 2001

                             RIVERWOOD HOLDING, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    1-11113                58-2205241
-------------------------------  ----------------------   -------------------
(State or other jurisdiction of  Commission File Number     (I.R.S. Employer
 Incorporation or organization)                           Identification No.)

                            1105 North Market Street
                                   Suite 1300
                           Wilmington, Delaware 19801
                    (Address of principal executive offices)
                                   (Zip Code)

                     c/o Riverwood International Corporation
                                 (770) 644-3000
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

Riverwood International Corporation, an indirect subsidiary of Riverwood Holding, Inc, today announced its intention to issue $250 million of 10 5/8% Senior Notes Due August 2007, as a separate new issue. The offering is expected to close in June. The closing is dependent upon, among other things, certain amendments to the Company's senior secured credit agreement. The net proceeds of the offering will be applied to repay borrowings under the Company's senior secured credit agreement. The Notes will be guaranteed by Riverwood Holding, Inc. and RIC Holding, Inc. (the parent company of Riverwood International Corporation). The Notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  RIVERWOOD HOLDING, INC.

                                  (Registrant)


Date: June 6, 2001                 By:
                                            /s/ Edward W. Stroetz Jr.
                                   --------------------------------------------
                                                Edward W. Stroetz Jr.
                                                Secretary


Date: June 6, 2001                 By:
                                            /s/ Daniel J. Blount
                                   --------------------------------------------
                                                Daniel J. Blount
                                                Senior Vice President and
                                                Chief Financial Officer